Exhibit 99.1

BRE Properties Shareholders Approve Strategic Combination with Essex Property Trust, Inc.

SAN FRANCISCO, CA – March 28, 2014 –BRE Properties (NYSE: BRE) today announced that at the special meeting of BRE Properties shareholders held today, shareholders of BRE have approved the merger, pursuant to the Merger Agreement, dated December 19, 2013 (the “Merger Agreement”), by and among BRE, Essex Property Trust, Inc. (“Essex”) and BEX Portfolio, Inc., a direct wholly owned subsidiary of Essex formerly known as Bronco Acquisition Sub, Inc. (“Merger Sub”), of BRE with and into Merger Sub. The transaction was unanimously approved by both companies’ Boards of Directors prior to signing the Merger Agreement.

Approximately 79.0% of the outstanding shares of BRE common stock voted with respect to the proposed merger and of those outstanding shares that voted, approximately 99.3% voted in favor of the merger.

Subject to the satisfaction or waiver of the remaining conditions to the closing of the merger set forth in the Merger Agreement, the proposed merger is expected to close on Tuesday, April 1, 2014. At the effective time of the merger, each share of BRE common stock will be converted into (i) 0.2971 shares of Essex common stock and (ii) $12.33 in cash, without interest, subject to adjustment, in the event of the payment of a special distribution to the shareholders of BRE of record as of the close of business on the last business day preceding the effective time of the merger. As previously announced, BRE’s Board of Directors declared a special distribution of $5.15 per share of BRE common stock payable to BRE shareholders of record as of the close of business on the last business day preceding the effective time of the merger (the “Special Dividend”). The Special Dividend is conditioned upon the closing of the sale of certain interests in assets of BRE to certain parties designated by Essex, which are expected to occur on the business day prior to the closing of the merger. Pursuant to the terms of the Merger Agreement, the amounts distributed as a Special Dividend will reduce the cash consideration payable by Essex in the merger. Assuming the Special Dividend of $5.15 is paid, then the cash consideration payable by Essex in the merger will be $7.18 in cash, without interest.

Assuming completion of the merger, shares of BRE common stock are expected to be delisted after the close of trading on April 1, 2014. Shares of Essex common stock will continue to trade under the existing ticker symbol “ESS” on the New York Stock Exchange.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in the major metropolitan markets of Southern and Northern California and Seattle. As of December 31, 2013, BRE directly owned 73 multifamily communities (totaling 20,724 homes) with an additional four communities under construction (totaling 1,382 homes) and a joint venture interest in one apartment community (totaling 252 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Essex and BRE operate and beliefs of and assumptions made by Essex management and BRE management, involve uncertainties that could significantly affect the financial results of Essex or BRE or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Essex and BRE, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to expected synergies, improved liquidity and balance sheet strength – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of BRE or its business, (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the proposed merger with Essex, (v) maintenance of real estate investment trust status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the SEC by Essex and BRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. BRE does not undertake any duty to update any forward-looking statements appearing in this press release.

Contacts:

BRE Properties, Inc.

Investors:

Stephanie T. Andre

(415) 445-3745

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jonathan Keehner

(212) 355-4449